BYLAWS
OF
PRO FINANCIAL HOLDINGS, INC.

ARTICLE I - MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings. The Annual Meeting of the shareholders of Pro Financial Holdings, Inc. (“Corporation”) for the election of Directors and the transaction of other business shall be held at a time and place which the Board of Directors shall henceforth designate. If, for any reason, an election of Directors is not made at the Annual Meeting, the Board of Directors shall order the election to be held on some subsequent date, as soon thereafter as it is practicable and according to the provisions of law. Notice of the Annual Meeting shall be mailed at least 10 days prior to the date thereof to each shareholder at the address appearing on the Corporation’s books.

Section 2. Special Meetings. Except as otherwise specifically provided by statute, Special Meetings of the shareholders may be called for any purpose at any time by the Chairman, the Chief Executive Officer or the President, or by either officer upon the request of three or more Directors, or three or more shareholders holding in the aggregate not less than 40% of the stock of the Corporation entitled to vote at such meeting. Each such Special Meeting, unless otherwise provided by law, shall be called by mailing, not less than 10 days prior to the date fixed for such meeting, to each shareholder at the address appearing on the books of the Corporation, a notice stating the purpose of the meeting. The shareholders at a Special Meeting may transact only business that is related to the purposes stated in the notice of the Special Meeting.

Section 3. Place. Meetings of shareholders may be held either within or outside the State of Florida, unless otherwise prescribed by statute. If no designation is made by the board of directors, the place of meeting shall be in the then registered office of the Corporation in the State of Florida.

Section 4. Notice. A written notice of each meeting of shareholders, stating the place, day, and time of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first-class mail, by or at the direction of the authorized officer who is calling the meeting. If mailed, the notice shall be considered delivered when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

Section 5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the Corporation under these Bylaws, the Articles of Incorporation, or the Florida Business Corporation Act, a written waiver of notice, signed anytime by the person entitled to notice shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of: (a) notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened; and (b) an objection to consideration of a particular matter at the meeting that is not within the purpose of the meeting unless the shareholders object to considering the matter when it is presented.

Section 6. Record Date. For the purpose of determining the shareholders for any purpose, the Board of Directors may either require the stock transfer books to be closed for up to seventy days or fix a record date, which shall be not more than seventy days before the date on which the action requiring the determination is to be taken. If the transfer books are not closed and no record date is set by the Board of Directors, the record date shall be determined as follows:

•	for determining shareholders entitled to demand a Special Meeting, the record date is the date the first such demand is delivered to the Corporation;
•	for determining shareholders entitled to a share dividend, the record date is the date the Board of Directors authorizes the dividend;
•
if no prior action is required by the Board of Directors pursuant to the Florida Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation;

•
if prior action is required by the Board of Directors pursuant to the Florida Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day that the Board of Directors adopts a resolution taking such prior action; and

•
for determining shareholders entitled to notice of and to vote at an Annual or Special Meeting, the record date is as of the close of business on the day the first notice is delivered to the shareholders.

When a determination of the shareholders entitled to vote at any meeting has been made, the determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7. Shareholder’s List for Meeting. A complete alphabetical list of the names of the shareholders entitled to receive notice of and to vote at the meeting shall be prepared by the secretary or authorized agent having charge of the stock transfer book. The list shall be arranged by voting group and include each shareholder’s address, and the number, series and class of shares held. The list must be made available at the Corporation’s principal office, registered agent’s office, transfer agent’s office or at a place identified in the meeting notice in the city where the meeting will be held. Any shareholder, his agent or attorney, upon written demand and at his own expense may inspect the list during regular business hours. The list shall be available at the meeting. Any shareholder, his agent or attorney is entitled to inspect the list at any item during the meeting or its adjournment.

If the requirements of this section have not been substantially complied with, the meeting, on the demand of any shareholder in person or by proxy, shall be adjourned until the requirements of this section are met. If no demand for adjournment is made, failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.

Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the matter is the act of the shareholders unless otherwise provided by law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly unauthorized attorney-in-fact. After a quorum has been established at a shareholders’ meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum shall not affect the existence of a quorum or affect the validity of any action taken at that meeting.

Authorized but unissued shares including those redeemed or otherwise reacquired by the Corporation, and shares of stock of this Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, directly or indirectly, at any meeting shall not be counted in determining the total number of outstanding shares at any time. The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, has the authority to vote shares standing in the name of a corporate shareholder, absent a Bylaw or other instrument of the corporate shareholder designating some other officer, agent or proxy. Shares held by an administrator, executor, guardian, or conservator may be voted by him without a transfer of the shares into his name. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. If authorized to do so by a valid order of an appropriate court, a receiver may vote shares standing in the receiver’s name or held by or under the receiver’s control, without transferring the shares into the receiver’s name. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or the pledgee’s nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

Section 9. Proxies. At all meetings of shareholders, a shareholder having the right to vote shall be entitled to vote by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after twelve months from the date of its execution, unless a shorter term is otherwise provided in the proxy, and, under all circumstances, any proxy shall be valid only for one meeting, to be specified therein, and any adjournments of such specified meeting. All valid proxies shall be filed with the Secretary of the Corporation before commencement of the specified meeting.

Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate office responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy-holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

ARTICLE II - DIRECTORS

Section 1. Function. The business of this Corporation shall be managed and its corporate powers exercised by the Board of Directors.

Section 2. Number. The Corporation shall have at least five, but no more than fifteen Directors. The number of Directors may be increased or diminished from time to time by action of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director.

Section 3. Qualification. Each member of the Board of Directors must be a natural person who is eighteen years of age or older. A Director need not be a shareholder of the Corporation.

Section 4. Election and Term. At each Annual Meeting of Shareholders, the shareholders shall elect Directors to hold office until a succeeding Annual Meeting of Shareholders of the Corporation. Each Director shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office, disability or death. As used herein, the term “disability” shall mean an inability by a Director, because of illness or other incapacity, to perform his duties as a Director, including duties as a member of any committee of the Board upon which he serves, or to attend meetings of the Board of Directors for an aggregate period of ninety days during any twelve-month period for sixty consecutive days during any twelve-month period.

Section 5. Retirement. The mandatory retirement age of any Director shall be seventy years of age. The retirement date will be the first day of the month following his or her seventieth birthday. This mandatory retirement age may be waived annually as to any director by a majority vote of the Board of Directors.

Section 6. Compensation. The Board of Directors has authority to fix the compensation of the Directors, as Directors and as officers.

Section 7. Duties of Directors. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation.

Section 8. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors, or a committee of the Board of Directors, when corporate action is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on the action taken, or he objects at the beginning of the meeting to the holding of the meeting or transacting specific business at the meeting.

Section 9. Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board may appoint an interim Director to fill such vacancy at any regular meeting of the Board or at a Special Meeting called for that purpose. The interim Director shall serve, with all the powers authorized to an elected Director, until the very next election of Directors, regardless of how much time remained in the vacant Director’s term. At that time, the shareholders shall hold an election to fill that vacancy in accordance with the provisions of these Bylaws.

Section 10. Removal or Resignation of Directors. At a meeting of shareholders called for that purpose, the shareholders, by a vote of the holders of a majority of the shares entitled to vote at an election of Directors, may remove any Director, or the entire Board of Directors, with or without cause, and fill any vacancy or vacancies created by the removal.

A Director may resign at any time by delivering written notice to the Board of Directors or its Chairman or the Corporation. A resignation is effective when the notice is delivered unless the notice specified a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date.

Section 11. Quorum, Voting and Telephonic Appearance. A majority of the Board of Directors constitutes a quorum for the transaction of business. The act of the majority of the Directors at a meeting at which a quorum is present is the act of the Board of Directors.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 12. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or outside the State of Florida.

Section 13. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the Annual Meeting of shareholders. The Board of Directors may provide by resolution, the time and place for holding of additional regular meetings without notice other than the resolution.

Section 14. Special Meetings. Special Meetings of the Board of Directors may be called by the Chief Executive Officer, President or Chairman or by any such officer at the request of any two Directors.

Section 15. Notice of Meetings. Written notice of the time and place of Special Meetings of the Board of Directors shall be given to each Director by either personal delivery or by first class United States mail, courier, or facsimile at least two days before the meeting. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting constitutes a waiver of notice of the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the Director states, at the beginning of the meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

A majority of Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any adjourned meeting shall be given to Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other Directors.

Section 16. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by at least a majority of the Directors. Any such consent shall have the same effect as a unanimous vote and shall be otherwise in accordance with the Florida Business Corporation Act, as the same from time to time may exist.

ARTICLE III - COMMITTEES

Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full Board, may designate two or more of the Directors to constitute a committee and prescribe the duties, constitution and procedures thereof. The designation of any committee pursuant to this Article III and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any Director, of any responsibility imposed by law or regulation.

Section 2. Executive Committee. There shall be a standing committee of this Corporation known as the Executive Committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors, when the Board of Directors is not in session, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee. The Executive Committee shall not have the authority to: (a) approve or recommend to the members actions or proposals which by law must be approved by the members of the Board of Directors; (b) designate candidates for the office of Directors; (c) fill vacancies on the Board of Directors or any committee thereof; or (d) amend the Bylaws.

Section 3. Audit Committee. There shall be a standing committee of this Corporation known as the Audit Committee. The Audit Committee shall be appointed annually by the Board of Directors. Each member shall serve until a successor is appointed. The committee shall consist of three or more Directors. Neither the Chief Executive Officer nor President shall be a member of this committee.

The duties of this committee shall be to make, or cause to be made, a suitable annual audit of the affairs of the Corporation. The result of such audits shall be reported, in writing, to the Board of Directors at the next regular meeting thereafter and shall state whether adequate internal controls and procedures are being maintained. The audit results shall recommend to the Board such changes in the manner of doing business, as shall be deemed advisable.

The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of certified public accountants to make an annual audit of the Corporation. If such a procedure is followed, the annual audit by such firm of accountants and the presentation of their report to the Board of Directors will be deemed sufficient to comply with the requirements of this section.

Section 4. Other Committees. The Board of Directors may appoint from time to time any other standing or temporary committees, for such purposes and with such powers as the Board may determine. Unless otherwise specified by the Board or these Bylaws, a majority of the committee members will constitute a quorum of any Board-appointed committee.

Section 5. Tenure. Subject to the provision of Section 10 of this Article III, each member of the Executive Committee, or any other committee, shall hold office until the regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the committee.

Section 6. Meetings. Regular meetings of any committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of committees may be called by any member thereof upon not less than two days’ notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of meeting of a committee need not state the business proposed to be transacted at the meeting.

Section 7. Quorum and Telephonic Appearance. Fifty percent or more of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

A member of any committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 8. Action Without a Meeting. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by at least a majority of the members of that committee. Such consent shall have the same effect as a unanimous vote.

Section 9. Vacancies. Any vacancy on a committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 10. Resignation and Removal.  Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of any committee may resign from the committee at any time by giving written notice to the Chief Executive Officer, the President or Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV - OFFICERS

Section 1. Officers. The officers of the Corporation may consist of a Chairman, a Chief Executive Officer, a President, a Secretary, and may include one or more Vice Presidents, and one or more Assistant Secretaries. The officers shall be elected initially by the Board of Directors at the organizational meeting of the Board of Directors and thereafter at the first meeting of the Board following the Annual Meeting of the shareholders in each year. The Board from time to time may elect or appoint other officers, assistant officers, and agents, who shall have the authority and perform the duties prescribed by the Board. The Chief Executive Officer or the President may, in turn, appoint one or more officers or assistant officers, unless the Board of Directors disapproves or rejects the appointment. All officers shall hold office until their successors have been appointed and have qualified or until their earlier resignation, removal from office, or death. One person may simultaneously hold any two or more offices. The failure to elect a Chairman, Chief Executive Officer, President, or Secretary shall not affect the existence of the Corporation.

Section 2. Chairman. The Chairman has the power to sign certificates of stock, bonds, deeds, and contracts for the Corporation, and shall preside at all meetings of the Directors and shareholders.

Section 3. Chief Executive Officer and President. Subject to the directions of the Board of Directors, the Chief Executive Officer and/or President, jointly and severally, shall be responsible for general administration, oversight, care, and management of all the property and business of the Corporation and all of its departments, and shall have full authority over all of its other officers and employees, subject only to the provisions of these Bylaws, controls exercised by the Board of Directors, and provisions of law.

The Chief Executive Officer and/or President shall have, jointly and severally, full power to sign, execute, and deliver on behalf of the Corporation all papers necessary to be signed, executed, and delivered in carrying on the business of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

The offices of Chief Executive Officer and President may be occupied by the same or different persons. If one person does not occupy both such offices, then either one of them acting individually and severally apart, each from the other, or in their sole discretion acting jointly, shall so act and serve.

Section 4. Chief Financial Officer. The Board of Directors may appoint a Chief Financial Officer who shall be responsible for all financial documents of the Corporation and shall provide for the keeping of proper records of all transactions of the Corporation. The Chief Financial Officer shall also have and may exercise, any and all of the power and duties pertaining by laws, regulation, or practice generally performed by the office of the Chief Financial Officer or imposed by these Bylaws and shall perform such other duties as may be properly assigned, from time to time, by the Board of Directors.

Section 5. Vice Presidents. The Board of Directors may appoint one or more Vice Presidents. Each Vice President has the power to sign bonds, deeds and contracts for the Corporation and shall have the other powers and perform the other duties prescribed by the Board of Directors, the Chief Executive Officer, or the President. Unless the Board otherwise provides, if the Chief Executive Officer and President are absent or unable to act, the Vice President who has served in that capacity for the longest time and who is present and able to act shall perform all the duties and may exercise any of the powers of the Chief Executive Officer and President.

Section 6. Secretary. The Secretary shall have the power to sign contracts and other instruments for the Corporation and shall: (a) keep the minutes of the proceedings of the shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) maintain custody of the corporate records and the corporate seal, attest the signatures of officers who execute documents on behalf of the Corporation, authenticate records of the Corporation, and assure that the seal is affixed to all documents of which execution on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder that shall be furnished to the Secretary by the shareholder; (e) sign with the Chief Executive Officer and President, or a Vice President, certificates for shares of stock of the Corporation, the issuance of which have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and other duties as from time to time may be prescribed by the Chief Executive Officer and President or the Board of Directors. It is permissible for any Director or employee of the corporation to hold the office of Secretary.

Section 7. Removal or Resignation of Officers. An officer or agent elected or appointed by the Board of Directors or appointed by another officer may be removed by the Board whenever in its judgment the removal of the officer or agent will serve the best interest of the Corporation. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal shall be without prejudice to any contract rights of the person removed. The appointment of any person as an officer, agent, or employee of the Corporation does not create any contract rights. The Board of Directors may fill a vacancy, however occurring, in any office.

An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date, and acceptance of a resignation shall not be required to make it effective. If a resignation is made effective at a later date, its Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. An officer’s resignation does not affect the officer’s contract rights, if any, with the corporation.

Section 8. Salaries. The Board of Directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving salary merely because he is also a Director of the Corporation.

ARTICLE V - INDEMNIFICATION

Any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a Director, officer, employee, but not agent unless specifically authorized by the Board of Directors, of this Corporation or who serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by this Corporation, and this Corporation may advance his related expenses to the full extent permitted by Florida law. In discharging his duty, any Director, officer, or employee when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

•	one or more officers or employees of the Corporation whom the Directors, officer, or employee reasonably believes to be reliable and competent in the matters presented;

•	counsel, public accountants, or other persons as to matters that the Director, officer, employee believes to be within that person’s professional or expert competence; or

•
in the case of a Director, a committee of the Board of Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the Director reasonably believes that the committee is competent.

The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of the majority of its Board of Directors, purchase insurance for the purpose of all Directors, officers, or employees.

ARTICLE VI - STOCK CERTIFICATES

Section 1. Issuance. Shares may but need not be represented by certificates. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation of any or all of its classes or series without certificates. If certificates are to be issued, the shares must first be fully paid.

Section 2. Form. Certificates evidencing shares in this Corporation shall be signed by the Chief Executive Officer and the President or a Vice President and the Secretary, Assistant Secretary or any other officer authorized by the Board of Directors, and may be sealed with the seal of this Corporation or a facsimile of the seal. Unless the Corporation’s stock is registered pursuant to every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of shares evidenced by that certificate.

Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in the place of any certificate previously issued, if the shareholder of record: (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) if requested by the Corporation, gives bond in the form that the Corporation directs, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation including the payment of a reasonable fee.

Section 4. Restrictive Legend. Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the restriction.

ARTICLE VII - DIVIDENDS

The Board of Directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VIII - SEAL

The corporate seal shall have the name of the Corporation and the word “seal” inscribed on it, and may have a facsimile, engraved, printed, or an impression seal.

ARTICLE IX - FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year.

ARTICLE X - OFFICES

The registered and principal office of the Corporation in the State of Florida shall be located in the City of Tallahassee, County of Leon unless changed by the Board of Directors. The Corporation may have such other offices, either within or outside of the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE XI - AMENDMENT

These Bylaws may be repealed or amended, and additional Bylaws may be adopted, by either vote of a majority of the full Board of Directors or by vote of the holders of a majority of the issued and outstanding shares entitled to voted, but the Board of Directors may not amend or repeal Article V of these Bylaws or any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaws is not subject to amendment or repeal by the Directors. In order to be effective, any amendment hereby must be in writing and attached to these Bylaws.

IN WITNESS of the foregoing, the undersigned has executed these Bylaws this ____ day of ________________, 2007.

B. Bryan Robinson
President, Chief Executive Officer and Director